EXHIBIT 3.2

AMENDED AND RESTATED

BYLAWS

OF

FB FINANCIAL CORPORATION

ARTICLE I

MEETINGS OF SHAREHOLDERS

Section 1. Place of Meeting. Meetings of the shareholders of FB Financial Corporation (the “Corporation”) shall be held at such place either within or without the State of Tennessee as the Board of Directors may determine.

Section 2. Annual and Special Meetings. Annual meetings of shareholders shall be held, at a date, time and place fixed by the Board of Directors and stated in the notice of meeting, to elect a Board of Directors and to transact such other business as may properly come before the meeting. A special meeting of shareholders may be called at any time, but only by the Chairman of the Board of Directors, the Chief Executive Officer of the Corporation, or upon a resolution by or affirmative vote of the Board of Directors, and not by the shareholders.

Section 3. Notice of Meetings. Except as otherwise provided by law, at least ten (10) days and not more than sixty (60) days before each meeting of shareholders, written notice of the time, date and place of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each shareholder. Notice may be provided by mail, private carrier, facsimile transmission or other form of wire, wireless or electronic communication (e.g., e-mail). Notice provided to a shareholder’s e-mail address as indicated on the records of the Corporation shall be deemed proper notice for any purpose set forth in these Bylaws.

Section 4. Record Date. The Board of Directors shall fix as the record date for the determination of shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, to vote or to take any other action, a date that is not more than seventy (70) days before the meeting or action requiring a determination of shareholders. A record date fixed for a shareholders’ meeting is effective for any adjournment of such meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

Section 5. Shareholders’ List. After the record date for a meeting has been fixed, the Corporation shall prepare an alphabetical list of the names of all shareholders who are entitled to notice of a shareholders’ meeting. Such list will show the address of and number of shares held by each shareholder. The shareholders’ list will be available for inspection by any shareholder, beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder or his or her agent or attorney is entitled on written demand to inspect and, subject to the requirements of the Tennessee Business Corporation Act (the “Act”), to copy the list, during regular business hours and at his or her expense, during the period it is available for inspection.

Section 6. Acceptance of Shareholder Documents. If the name signed on a shareholder document (e.g., a vote, consent, waiver, or proxy appointment) corresponds to the name of a shareholder, the Corporation, if acting in good faith, is entitled to accept such shareholder document and give it effect as the act of the shareholder. If the name signed on such shareholder document does not correspond to the name of a shareholder, the Corporation, if acting in good faith, is nevertheless entitled to accept such shareholder document and to give it effect as the act of the shareholder if:

(a) the shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

(b) the name signed purports to be that of a fiduciary representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to such shareholder document;

(c) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the shareholder document;

(d) the name signed purports to be that of a pledgee, beneficial owner or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory’s authority to sign for the shareholder has been presented with respect to such shareholder document; or

(e) two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one (1) of the co-owners, and the person signing appears to be acting on behalf of all the co-owners.

The Corporation is entitled to reject a shareholder document if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has a reasonable basis for doubt about the validity of the signature on such shareholder document or about the signatory’s authority to sign for the shareholder.

Section 7. Quorum. At any meeting of shareholders, the holders of record of a majority of the Corporation’s issued and outstanding capital stock then having voting rights, present in person or represented by proxy, shall constitute a quorum for the transaction of business, except as otherwise provided by law. In the absence of a quorum, any officer entitled to preside at or to act as secretary of the meeting shall have power to adjourn the meeting from time to time until a quorum is present.

Section 8. Voting and Proxies. Except as otherwise required by law, all matters submitted to a meeting of shareholders (other than director elections) shall be decided by vote of the holders of record, present in person or by proxy, and shall be approved if the votes cast in favor of the matter exceed the votes cast against the matter. Every shareholder entitled to vote at any meeting may do so either in person or by written proxy, which proxy shall be filed with the secretary of the meeting before being voted. Proxies and written ballots may be in any format, including facsimile or any electronic form of communication (e.g., e-mail). Unless otherwise provided by the Act or the Corporation’s charter, as may be amended from time to time (the

“Charter”), each outstanding share is entitled to one (1) vote on each matter voted on at a shareholders’ meeting. Only shares are entitled to vote. Unless otherwise provided in the Charter, Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

Section 9. Business at Annual and Special Meetings. No business may be transacted at an annual or special meeting of shareholders other than business that is:

(a) specified in a notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or an authorized committee thereof,

(b) otherwise brought before the meeting by or at the direction of the Chairman of the Board of Directors, the Chief Executive Officer of the Corporation, or the Board of Directors, or

(c) otherwise brought before the meeting by a “Noticing Shareholder” who complies with the notice procedures set forth in Article I, Section 10 of these Bylaws.

A “Noticing Shareholder” must be either a “Record Holder” or a “Nominee Holder.” A “Record Holder” is a shareholder that holds of record stock of the Corporation entitled to vote at the meeting on the business (including any election of a Director) to be appropriately conducted at the meeting. A “Nominee Holder” is a shareholder that holds such stock through a nominee or “street name” holder of record and can demonstrate to the Corporation such indirect ownership of such stock and such Nominee Holder’s entitlement to vote such stock on such business. Clause (c) of Section 9 of this Article I shall be the exclusive means for a Noticing Shareholder to make Director nominations or submit other business before a meeting of shareholders (other than proposals brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting, which proposals are not governed by these Bylaws). Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at a shareholders’ meeting except in accordance with the procedures set forth in Section 10 of this Article I of these Bylaws and Section 9 of this Article I.

Section 10. Notice of Shareholder Business to be Conducted at a Meeting of Shareholders. In order for a Noticing Shareholder to properly bring any item of business before a meeting of shareholders, the Noticing Shareholder must give timely notice thereof in writing to the Secretary of the Corporation in compliance with the requirements of Section 10 of this Article I. Section 10 of this Article I shall constitute an “advance notice provision” for annual meetings for purposes of Rule 14a-4(c)(1) under the Exchange Act.

(a) To be timely, a Noticing Shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation:

(i) in the case of an annual meeting of shareholders, not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation; and

(ii) in the case of a special meeting of shareholders called for the purpose of electing Directors, not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the date on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

In no event shall any adjournment or postponement of an annual meeting, or the announcement thereof, commence a new time period for the giving of a shareholder’s notice as described above.

(b) To be in proper form, whether in regard to a nominee for election to the Board of Directors or other business, a Noticing Shareholder’s notice to the Secretary must:

(i) Set forth, as to the Noticing Shareholder and, if the Noticing Shareholder holds for the benefit of another, the beneficial owner on whose behalf the nomination or proposal is made, the following information together with a representation as to the accuracy of the information:

(A) the name and address of the Noticing Shareholder as they appear on the Corporation’s books and, if the Noticing Shareholder holds for the benefit of another, the name and address of such beneficial owner (collectively “Holder”),

(B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned beneficially and/or of record, and the date such ownership was acquired,

(C) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not the instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) that is directly or indirectly owned beneficially by the Holder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation,

(D) any proxy, contract, arrangement, understanding, or relationship pursuant to which the Holder has a right to vote or has granted a right to vote any shares of any security of the Corporation,

(E) any short interest in any security of the Corporation (for purposes of these Bylaws a person shall be deemed to have a short interest in a security if the Holder directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security),

(F) any rights to dividends on the shares of the Corporation owned beneficially by the Holder that are separated or separable from the underlying shares of the Corporation,

(G) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which the Holder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is the manager, managing member or directly or indirectly beneficially owns an interest in the manager or managing member of a limited liability company or similar entity,

(H) any performance-related fees (other than an asset-based fee) that the Holder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any,

(I) any arrangements, rights, or other interests described in Sections 10(b)(i)(C)-(H) held by members of such Holder’s immediate family sharing the same household,

(J) a representation that the Noticing Shareholder intends to appear in person or by proxy at the meeting to nominate the person(s) named or propose the business specified in the notice and whether or not such shareholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares required to approve the nomination(s) or the business proposed and/or otherwise to solicit proxies from shareholders in support of the nomination(s) or the business proposed,

(K) a certification regarding whether or not such shareholder and Shareholder Associated Persons have complied with all applicable federal, state and other legal requirements in connection with such shareholder’s and/or Shareholder Associated Persons’ acquisition of shares or other securities of the Corporation and/or such shareholder’s and/or Shareholder Associated Persons’ acts or omissions as a shareholder of the Corporation,

(L) any other information relating to the Holder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of Directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder, and

(M) any other information as reasonably requested by the Corporation.

Such information shall be provided as of the date of the notice and shall be supplemented by the Holder not later than 10 days after the record date for the meeting to disclose such ownership as of the record date.

(ii) If the notice relates to any business other than a nomination of a Director or Directors that the shareholder proposes to bring before the meeting, the notice must set forth:

(A) a brief description of the business desired to be brought before the meeting (including the text of any resolutions proposed for consideration), the reasons for conducting such business at the meeting, and any material direct or indirect interest of the Holder or any Shareholder Associated Persons in such business, and

(B) a description of all agreements, arrangements and understandings, direct and indirect, between the Holder, and any other person or persons (including their names) in connection with the proposal of such business by the Holder.

(iii) Set forth, as to each person, if any, whom the Holder proposes to nominate for election or reelection to the Board of Directors:

(A) all information relating to the nominee (including, without limitation, the nominee’s name, age, business and residence address and principal occupation or employment and the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the nominee) that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected),

(B) a description of any agreements, arrangements and understandings between or among such shareholder or any Shareholder Associated Person, on the one hand, and any other persons (including any Shareholder Associated Person), on the other hand, in connection with the nomination of such person for election as a Director, and

(C) a description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the past three years, and any other material relationships, between or among the Holder and respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the Holder making the nomination or on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of Item 404 and the nominee were a Director or executive officer of such registrant.

(iv) With respect to each nominee for election or reelection to the Board of Directors, the Noticing Shareholder shall include a completed and signed questionnaire, representation, and agreement required by Article I, Section 11 of these Bylaws. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of the proposed nominee to serve as an independent Director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of the nominee.

(c) Notwithstanding anything in Article I, Section 10(a) to the contrary, if the number of Directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for Director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by these Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which the public announcement naming all nominees or specifying the size of the increased Board of Directors is first made by the Corporation.

(d) For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and the rules and regulations thereunder. As used in these By-laws, the term “Shareholder Associated Person” means, with respect to any shareholder, (i) any person acting in concert with such shareholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such shareholder (other than a shareholder that is a depositary) and (iii) any person controlling, controlled by or under common control with any shareholder, or any Shareholder Associated Person identified in clauses (i) or (ii) above. The terms “affiliate” and “associate” are fairly broad and are defined by reference to Rule 12b-2 under the Exchange Act. An “affiliate” is any “person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.” “Control” is defined as the “possession, direct or indirect, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, or otherwise.”

The term “associate” of a person means: (i) any corporation or organization (other than the registrant or a majority-owned subsidiary of the registrant) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a Director or officer of the registrant or any of its parents or subsidiaries.

(e) Only those shareholder nominees who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as Directors. Only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws, provided, however, that, once business has been properly brought before the meeting in accordance with Section 10 of this Article 1, nothing in Section 10(e) of this Article I shall be deemed to preclude discussion by any shareholder of such business, If any information submitted pursuant to Section 10 of this Article by any shareholder proposing a nominee(s) for election as a Director at a meeting of shareholders is inaccurate in any material respect, such information shall be deemed not to have been provided in accordance with Section 10 of this Article 1. Except as otherwise provided by law, the Charter, or these Bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in compliance with the procedures set forth in these Bylaws and, if he should determine that any proposed nomination or business is not in compliance with these Bylaws, he shall so declare to the meeting and any such nomination or business not properly brought before the meeting shall be disregarded or not be transacted.

(f) Notwithstanding the foregoing provisions of these Bylaws, a Noticing Shareholder also shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Article I, Section 9 or Article 1, Section 10.

(g) Nothing in these Bylaws shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. Notice of shareholder proposals that are, or that the Noticing Shareholder intends to be, governed by Rule 14a-8 under the Exchange Act are not governed by these Bylaws.

Section 11. Submission of Questionnaire. Representation and Agreement. To be eligible to be a nominee for election or reelection as a Director of the Corporation by a Holder, a person must complete and deliver (in accordance with the time periods prescribed for delivery of notice under Article 1, Section 10 of these Bylaws) to the Secretary at the principal executive offices of the Corporation a written questionnaire providing the information requested about the background and qualifications of such person and the background of any other person or entity on whose behalf the nomination is being made and a written representation and agreement (the questionnaire, representation, and agreement to be in the form provided by the Secretary upon written request) that such person:

(a) is not and will not become a party to:

(i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the person, if elected as a Director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation, or

(ii) any Voting Commitment that could limit or interfere with the person’s ability to comply, if elected as a Director of the Corporation, with the person’s fiduciary duties under applicable law,

(b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a Director that has not been disclosed therein, and

(c) in the person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a Director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines of the Corporation.

ARTICLE II

DIRECTORS

Section 1. Number, Election and Removal of Directors. The Board of Directors of the Corporation shall consist of not less than one (1) nor more than fifteen (15) members. The number of Directors shall be fixed from time to time exclusively pursuant to a resolution adopted by the Board of Directors pursuant to and in compliance with any applicable shareholders’ agreement. Each Director shall serve until the election and qualification of his successor or until his earlier death, resignation or removal as provided in the Charter or these Bylaws. The Directors shall be elected by shareholders at their annual meeting or a special meeting called for that purpose in compliance with these Bylaws. Subject to the provisions contained in any applicable shareholders’ agreement, a Director may be removed only for cause by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of capital stock entitled to vote generally in the election of Directors voting together as a single class.

Section 2. Vacancies. Any vacancies and newly created directorships resulting from any increase in the number of Directors may be filled, subject to any applicable shareholders’ agreement, by Directors entitled to cast that number of votes constituting a majority of votes that may be cast by Directors then in office, although less than a quorum, or by the sole remaining Director. Each Director so chosen shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as herein provided. Any Director may resign at any time upon written notice to the Corporation.

Section 3. Voting. Each Director shall be entitled to one vote. Except as otherwise provided by law, the Charter of the Corporation, these Bylaws or any contract or agreement to which the Corporation and its shareholders are parties, at a meeting at which a quorum is present, the vote of a majority of the Directors present shall be the act of the Board of Directors.

Section 4. Meetings. Regular meetings of the Board of Directors shall be held at such times and places as may from time to time be fixed by the Board of Directors by resolution, and if so fixed no further notice thereof need be given, provided that unless all the Directors are present at the meeting at which said resolution is passed, the first meeting held pursuant to said resolution shall not be held for at least five (5) days following the date on which the resolution is passed. Special meetings of the Board of Directors may be called at any time by the Chairman, the Chief Executive Officer, or any two (2) Directors.

Section 5. Notice. Meetings (other than regular meetings the dates and times of which are established as provided in Section 4 of this Article II) of the Board of Directors must be preceded by at least twenty-four (24) hours’ notice to each Director. Notice of any special meeting of the Board of Directors shall be delivered personally, by telephone, by mail, by private carrier, by telecopier, by electronic mail or by any other means of communication reasonably calculated to give notice, at such times and at such places as shall from time to time be determined by the Board of Directors, or the Chairman thereof (if any), as applicable. Telephone notice shall be deemed to be given when the Director is personally given such notice in a telephone call to which such Director is a party. Telegraph, teletype, facsimile or other electronic transmission (e.g., e-mail) notice shall be deemed to be given upon completion of the transmission of the message. Notice of a special meeting need not be given to any Director if a written waiver of notice, executed by such Director before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting the lack of notice prior thereto or at its commencement.

Section 6. Quorum. At all duly called meetings of the Board of Directors, except as otherwise provided by law, the Charter of the Corporation, these Bylaws or any contract or agreement to which the Corporation and its shareholders are parties, the presence of a majority of the Directors shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until such a quorum is present.

Section 7. Committees. The Board of Directors may, by resolution adopted pursuant to Section 3 of this Article II, designate one or more committees, including, without limitation, an Audit Committee, a Compensation Committee, an Executive Committee, and/or a Nominating and Corporate Governance Committee to have such composition and to exercise such power and authority as the Board of Directors shall specify. At a meeting at which a quorum is present, the vote of a majority of the committee members present shall be the act of the committee. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee and subject to the rules and regulations of the New York Stock Exchange.

Section 8. Actions of Board Without Meeting. Unless otherwise provided by the Charter of the Corporation, these Bylaws or applicable law, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all the members of the Board of Directors or committee, as the case may be, consent to taking such action without a meeting, in which case, subject to Article II, Section 3 of these Bylaws, the vote of a majority of the Directors or committee members, as the case may be, is the act of the Board of Directors or any such committee. The action must be evidenced by one or more written consents describing the action taken, signed, in one or more counterparts, by that number of Directors specified pursuant to the immediately preceding sentence, indicating each such Director’s vote or abstention on the action, and be included with the minutes of proceedings of the Board of Directors or committee.

Section 9. Presence through Communications Equipment. Meetings of the Board of Directors, and any meeting of any Board committee, may be held through any communications equipment (e.g., conference telephone) if all persons participating can hear each other, and participation in a meeting pursuant to this section shall constitute presence at that meeting.

ARTICLE III

OFFICERS

Section 1. General Provisions. The officers of the Corporation shall be a Chief Executive Officer, a President and a Secretary, and may include a Treasurer, Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. The officers shall be elected by the Board of Directors at the first meeting of the Board of Directors after the annual meeting of the shareholders in each year or shall be appointed as provided in these bylaws. The Board of Directors may elect other officers, agents and employees, who shall have such authority and perform such duties as may be prescribed by the Board of Directors. All officers shall hold office until the meeting of the Board of Directors following the next annual meeting of the shareholders after their election or appointment and until their successors shall have been elected or appointed and shall have qualified. Any two or more offices may be held by the same person, except the offices of President and Secretary. Any officer, agent or employee of the Corporation may be removed by the Board of Directors with or without cause. Removal without cause shall be without prejudice to such person’s contract rights, if any, but the election or appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights. The compensation of officers, agents and employees elected by the Board of Directors shall be fixed by the Board of Directors or by a committee thereof, and this power may also be delegated to any officer, agent or employee as to persons under his or her direction or control. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

Section 2. Powers and Duties of the Chairman of the Board, the Chief Executive Officer, and the President. The powers and duties of the Chairman of the Board, the Chief Executive Officer, and the President, subject to the supervision and control of the Board of Directors, shall be those usually appertaining to their respective offices and whatever other powers and duties are prescribed by these bylaws or by the Board of Directors.

(a) The Chairman of the Board shall preside at all meetings of the Board of Directors and at all meetings of the shareholders. The Chairman of the Board shall perform such other duties as the Board of Directors may from time to time direct.

(b) The Chief Executive Officer, in the absence of the Chairman of the Board, shall preside at all meetings of the shareholders and of the Board of Directors (except, with respect to meetings of the Board of Directors, as may be otherwise determined by the Board of Directors). The Chief Executive Officer shall be responsible for carrying out the orders of and the resolutions and policies adopted by the Board of Directors and shall have general management of the business of the Corporation and shall exercise general supervision over all of its affairs. In addition, the Chief Executive Officer shall have such powers and perform such duties as may be provided for herein and as are normally incident to the office and as may be prescribed by the Board of Directors.

(c) The President, in the absence of the Chairman of the Board and the Chief Executive Officer, shall preside at all meetings of the shareholders and of the Board of Directors (except, with respect to meetings of the Board of Directors, as may be otherwise determined by the Board of Directors). The President shall have such powers and perform such duties as may be provided for herein and as are normally incident to the office and as may be prescribed by the Board of Directors or the Chief Executive Officer. The President shall employ and discharge employees and agents of the Corporation, except such as shall be elected by the Board of Directors, and he or she may delegate these powers. The President shall have such powers and perform such duties as generally pertain to the office of the President, as well as such further powers and duties as may be prescribed by the Board of Directors. The President may vote the shares or other securities of any other domestic or foreign corporation of any type or kind which may at any time be owned by the Corporation, may execute any shareholders’ or other consents in respect thereof and may in his or her discretion delegate such powers by executing proxies, or otherwise, on behalf of the Corporation. The Board of Directors, by resolution from time to time, may confer like powers upon any other person or persons.

Section 3. Powers and Duties of Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board of Directors, Chief Executive Officer, or the President may prescribe and shall perform such other duties as may be prescribed by these bylaws. In the absence or inability to act of the President, unless the Board of Directors shall otherwise provide, the Vice President who has served in that capacity for the longest time and who shall be present and able to act, shall perform all duties and may exercise any of the powers of the President. The performance of any such duty by a Vice President shall be conclusive evidence of his or her power to act.

Section 4. Powers and Duties of the Secretary. The Secretary shall have charge of the minutes of all proceedings of the shareholders and of the Board of Directors and shall keep the minutes of all their meetings at which he or she is present. Except as otherwise provided by these bylaws, the Secretary shall attend to the giving of all notices to shareholders and Directors. He or she shall have charge of the seal of the Corporation, shall attend to its use on all documents the execution of which on behalf of the Corporation under its seal is duly authorized and shall attest the same by his or her signature whenever required. The Secretary shall have charge of the record of shareholders of the Corporation, of all written requests by shareholders that notices be mailed to them at an address other than their addresses on the record of shareholders, and of such other books and papers as the Board of Directors may direct. Subject to the control of the Board of Directors, the Secretary shall have all such powers and duties as generally are incident to the position of Secretary or as may be assigned to the Secretary by the President, the Chief Executive Officer, or the Board of Directors.

Section 5. Powers and Duties of the Treasurer. The Treasurer shall have charge of all funds and securities of the Corporation, shall endorse the same for deposit or collection when necessary and deposit the same to the credit of the Corporation in such banks or depositaries as the Board of Directors may authorize. The Treasurer may endorse all commercial documents requiring endorsements for or on behalf of the Corporation and may sign all receipts and all commercial documents requiring endorsements for or on behalf of the Corporation and may sign all receipts and vouchers for payments made to the Corporation. The Treasurer shall have all such powers and duties as generally are incident to the position of Treasurer or as may be assigned to the Treasurer by the President, the Chief Executive Officer, or the Board of Directors.

Section 6. Appointment, Powers and Duties of Assistant Secretaries. Assistant Secretaries may be appointed by the Chief Executive Officer or the President or elected by the Board of Directors. In the absence or inability of the Secretary to act, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary. The performance of any such duty shall be conclusive evidence of the Assistant Secretary’s power to act. An Assistant Secretary shall also perform such other duties as the Secretary or the Board of Directors may assign to him or her.

Section 7. Appointment, Powers and Duties of Assistant Treasurers. Assistant Treasurers may be appointed by the Chief Executive Officer or the President or elected by the Board of Directors. In the absence or inability of the Treasurer to act, an Assistant Treasurer may perform all the duties and exercise all the powers of the Treasurer. The performance of any such duty shall be conclusive evidence of the Assistant Treasurer’s power to act. An Assistant Treasurer shall also perform such other duties as the Treasurer or the Board of Directors may assign to him or her.

Section 8. Delegation of Duties. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors (or in the case of Assistant Secretaries or Assistant Treasurers only, the President) may confer for the time being the powers and duties, or any of them, of such officer upon any other officer or elect or appoint any new officer to fill a vacancy created by death, resignation, retirement or termination of any officer. In such latter event such new officer shall serve until the next annual election of officers.

ARTICLE IV

SHARES OF STOCK

Section 1. Shares with or without Certificates. The Board of Directors may authorize that some or all of the shares of any or all of the Corporation’s classes or series of stock be evidenced by a certificate or certificates of stock. The Board of Directors may also authorize the issue of some or all of the shares of any or all of the Corporation’s classes or series of stock without certificates. The rights and obligations of shareholders with the same class and/or series of stock shall be identical whether or not their shares are represented by certificates.

Section 2. Shares with Certificates.

(a) If the Board of Directors chooses to issue shares of stock evidenced by a certificate or certificates, each individual certificate shall include the following on its face: (i) the Corporation’s name, (ii) the fact that the Corporation is organized under the laws of the State of Tennessee, (iii) the name of the person to whom the certificate is issued, (iv) the number of shares represented thereby, (v) the class of shares and the designation of the series, if any, which the certificate represents, and (vi) such other information as applicable law may require or as may be lawful.

(b) If the Corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) shall be summarized on the front or back of each certificate. Alternatively, each certificate shall state on its front or back that the Corporation will furnish the shareholder this information in writing, without charge, upon request.

(c) Each certificate of stock issued by the Corporation shall be signed (either manually or in facsimile) by any two officers of the Corporation. If the person who signed a certificate no longer holds office when the certificate is issued, the certificate is nonetheless valid.

Section 3. Shares without Certificates. If the Board of Directors chooses to issue shares of stock without certificates, the Corporation, if required by the Act, shall, within a reasonable time after the issue or transfer of shares without certificates, send the shareholder a written statement of the information required on certificates by Article IV, Section 2 of these Bylaws and any other information required by the Act. The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.

Section 4. Subscriptions for Shares. Subscriptions for shares of the Corporation shall be valid only if they are in writing. Unless the subscription agreement provides otherwise, subscriptions for shares, regardless of the time when they are made, shall be paid in full at such time, or in such installments and at such periods, as shall be determined by the Board of Directors. All calls for payment on subscriptions shall be uniform as to all shares of the same class or of the same series, unless the subscription agreement specifies otherwise.

Section 5. Transfers. Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by (i) the holder of record thereof, (ii) by his or her legal representative, who, upon request of the Corporation, shall furnish proper evidence of authority to transfer, or (iii) his or her attorney, authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or a duly appointed transfer agent. Such transfers shall be made only upon surrender, if applicable, of the certificate or certificates for such shares properly endorsed and with all taxes thereon paid.

Section 6. Lost. Destroyed or Stolen Certificates. In case of loss, mutilation or destruction of a certificate of stock, a duplicate certificate may be issued upon the terms prescribed by the Board of Directors, including provision for indemnification of the Corporation secured by a bond or other security sufficient to protect the Corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

ARTICLE V

GENERAL PROVISIONS

Section 1. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.

Section 2. Corporate Books. The books of the Corporation may be kept at such place within or outside the State of Tennessee as the Board of Directors may from time to time determine.

Section 3. Waiver of Notice. Whenever any notice is required to be given pursuant to the Charter of the Corporation or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except when such person attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Any waiver of notice shall be filed with the minutes of the corporate records.

Section 4. Amendment of Bylaws. Subject to the provisions of the Charter of the Corporation, these Bylaws may be altered, amended, or repealed or new bylaws may be adopted by the majority vote of the entire Board of Directors at any regular or special meeting of the Board of Directors. Subject to the provisions of the Charter of the Corporation and notwithstanding any other provisions of these Bylaws or any provision of law which might otherwise permit a lesser vote of the shareholders, these Bylaws may be altered, amended, or repealed or new bylaws may be adopted by the affirmative vote of the holders of at least 80% of the voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.

ARTICLE VI

INDEMNIFICATION

Section 1. Indemnification and Advancement of Expenses. The Corporation shall indemnify and advance expenses to each Director and officer of the Corporation, or any person who may have served at the request of the Corporation’s Board of Directors or its President or Chief Executive Officer as a director or officer of another corporation or of a partnership, joint venture, trust, employee benefit plan, or other enterprise, including service on a committee formed for any purpose (and, in either case, such person’s heirs, executors and administrators), to the full extent allowed by the laws of the State of Tennessee, both as now in effect and as hereafter adopted. Advancement of expenses shall include reasonable legal fees and costs. The Corporation may indemnify and advance expenses to any employee or agent of the Corporation who is not a Director or officer (and such person’s heirs, executors and administrators) to the same extent as to a Director or officer, if the Board of Directors determines that doing so is in the best interests of the Corporation.

Section 2. Non-Exclusivity of Rights. The indemnification and expense advancement provisions of Section 1 of this Article VI shall not be exclusive of any other right which any person (and such person’s heirs, executors and administrators) may have or hereafter acquire under any statute, provision of the Charter, provision of these Bylaws, resolution adopted by the shareholders, resolution adopted by the Board of Directors, agreement, or insurance (purchased by the Corporation or otherwise), both as to action in such person’s official capacity and as to action in another capacity.

Section 3. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any individual who is or was a Director, officer, employee or agent of the Corporation, or who, while a Director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation’s Board of Directors or its Chief Executive Officer as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article or the Act.